POINT Biopharma Reports Second Quarter 2023 Financial Results and Provides Business Highlights

Enrollment in PNT2002's SPLASH trial is complete and top line data is expected in the fourth quarter of 2023

Next-generation actinium-225 PSMA program PNT2001 phase 1 trial design released; first patient dosed expected in Q1 2024

Company released its first terbium-161 preclinical data, and announced additional isotope supply partnerships for actinium-225 and lead-212

INDIANAPOLIS, INDIANA – August 14, 2023 – POINT Biopharma Global Inc. (NASDAQ: PNT) (the “Company” or “POINT”), a company accelerating the discovery, development, and global access to life-changing radiopharmaceuticals, today announced financial results for the second quarter ended June 30, 2023, and provided a business update.

“This quarter, we began to reveal our strategy to realize one of the great opportunities presented by radioligands – the use of patient imaging to evaluate how candidate ligands perform in humans before committing substantial time and resources required to run an interventional trial,” said Joe McCann, Ph.D., CEO of POINT Biopharma. “Imaging can quickly reveal ligand properties and expression of a molecular target. By pairing ligand properties with complementary isotope properties, the potential for therapeutic effect can be efficiently evaluated to optimize clinical development decisions. We are committed to leveraging these theranostic principles and making data-driven program investment decisions in pursuit of accelerated development pathways for new targeted radioligand therapies.”

Business Highlights and Upcoming Milestones

Pipeline Updates

PNT2002: 177Lu-labelled PSMA-targeted radioligand therapy

Enrollment in PNT2002's phase 3 SPLASH trial (NCT04647526) is complete and top line data is expected in the fourth quarter of 2023. Six trial sites remain open for recruitment to complete a separate pharmacokinetic sub-study.

PNT2004: fibroblast activation protein-α (FAP-α) targeted radioligand therapy

In May 2023, enrollment in cohort 3 of the phase 1 FRONTIER trial (NCT05432193) began, and a total of seven participants have been dosed with 177Lu-PNT6555 to date. We continue to anticipate data from the full FRONTIER study to be available in the first half of 2024.

In June 2023, a Trial-in-Progress poster for FRONTIER was presented at the 2023 American Society of Clinical Oncology (ASCO) Annual Meeting, which included trial background information, study design considerations, and a cohort enrollment status update.

Later in June 2023, we published and presented preclinical data at the 2023 Annual Meeting of the Society of Nuclear Medicine & Molecular Imaging (SNMMI). The auger electron and beta emitting isotope terbium-161 was paired with POINT’s FAP-targeted PNT6555 ligand and showed robust anti-tumor efficacy, similar to 225Ac-PNT6555 and 177Lu-PNT6555. Also, preclinical proof-of-concept was established for synergistic interaction of immuno- and radioligand therapies with 177Lu-PNT6555.

PNT2001: 225Ac-labelled next-generation PSMA-targeted radioligand therapy

At our virtual Investor Day in June 2023, we unveiled the trial design for the phase 1 portion of ACCEL, the first-in-human phase 1/2 clinical trial for PNT2001's actinium-225 program. The trial was designed to enable the parallel exploration of PNT2001 in two patient populations: later-stage mCRPC patients and earlier-stage BCR or PSMA-positive oligorecurrent patients. We anticipate a health authority submission in the fourth quarter of 2023, and expect the first patient dosed in this trial to be in the first quarter of 2024.

Manufacturing & Supply Chain Updates

In April 2023, we announced an agreement for the supply of actinium-225 with Eckert & Ziegler. Eckert & Ziegler will provide predetermined amounts of GMP grade actinium-225 to POINT for use in the development of POINT’s pipeline of next generation actinium-225-based radioligands.

In May 2023, we announced a collaboration to create Ionetix Alpha Corp. (Ionetix-α). Ionetix-α, a new subsidiary of IONETIX Corp., is focused on near-term, commercial-scale production of GMP grade therapeutic isotopes, such as actinium-225. IONETIX has transferred its alpha therapy isotope business assets into Ionetix-α. POINT will invest $10 million into Ionetix-α.

In June 2023, we announced the intent to collaborate with AdvanCell, an Australian clinical stage radiopharmaceutical company, for the development of a global lead-212 radioisotope and radioligand supply chain and drug manufacturing network to specifically support the clinical development and commercialization of lead-212-labeled radioligands by each company.

Corporate Updates

In June 2023, Bridget Martell, M.A., M.D. was appointed to our Board of Directors filling a previous vacancy.

In June 2023, we hosted a virtual Investor Day, and a replay of the presentation can be found at this link https://hub.pointbiopharma.com/investor-day-june-2023.

Second Quarter 2023 Financial Results

Cash, Cash Equivalents, and Investments: As of June 30, 2023, POINT had approximately $434.8 million in cash, cash equivalents, and investments, which is anticipated to fund operations into 2026.

Net Loss: Net loss was $25.4 million and $41.9 million, or $0.24 and $0.40 net loss per share, for the three and six months ended June 30, 2023, respectively, as compared to a net loss of $24.6 million and $41.0 million, or $0.27 and $0.45 net loss per share, respectively, for the same periods in 2022.

Research and Development Expenses: Research and development expenses were $31.3 million and $58.2 million for the three and six months ended June 30, 2023, respectively, as compared to $20.8 million and $33.3 million, respectively, for the same periods in 2022.

General and Administrative Expenses: General and administrative expenses were $5.1 million and $10.1 million for the three and six months ended June 30, 2023, respectively, as compared to $4.1 million and $7.9 million for the same periods in 2022.

About POINT Biopharma Global Inc.

POINT Biopharma Global Inc. is a globally focused radiopharmaceutical company building a platform for the clinical development and commercialization of radioligands that fight cancer. POINT aims to transform precision oncology by combining a portfolio of targeted radioligand assets, a seasoned management team, an industry-leading pipeline, in-house manufacturing capabilities, and secured supply for medical isotopes including actinium-225 and lutetium-177. POINT’s active clinical trials include FRONTIER, a phase 1 trial for PNT2004, a pan-cancer program targeting fibroblast activation protein-α (FAP-α), and SPLASH, the phase 3 trial for PNT2002 for people with metastatic castration resistant prostate cancer (mCRPC) after second-line hormonal treatment. Learn more about POINT Biopharma Global Inc. at https://www.pointbiopharma.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about the potential attributes and benefits of POINT’s product candidates and the format and timing of POINT’s product development activities and clinical trials. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, our ability to grow and manage our growth profitably and retain our key employees, the impact of COVID-19 on our business, the success, cost and timing of our product development activities and clinical trials, our ability to obtain and maintain regulatory approval for our product candidates, our ability to obtain funding for our operations, our ability to maintain the listing of our common stock on NASDAQ, changes in applicable laws or regulations, the possibility that POINT may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those described in our Annual Report on Form 10-K filed with the SEC on March 27, 2023. Many of these factors are outside of POINT’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Daniel Pearlstein
Director, Strategy
investors@pointbiopharma.com

Unaudited Interim Condensed Consolidated Statements of Operations

(In U.S. dollars, except for share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$4,865,856	$—	$14,323,120	$—
Operating expenses:
Research and development	31,276,573	20,813,882	58,187,045	33,314,730
General and administrative	5,088,403	4,080,401	10,098,532	7,888,343
Total operating expenses	36,364,976	24,894,283	68,285,577	41,203,073
Loss from operations	(31,499,120)	(24,894,283)	(53,962,457)	(41,203,073)
Other income (expenses)	5,166,983	497,441	10,861,007	513,773
Loss before income taxes	(26,332,137)	(24,396,842)	(43,101,450)	(40,689,300)
Income tax benefit (provision)	921,298	(183,405)	1,159,940	(271,521)
Net loss	$(25,410,839)	$(24,580,247)	$(41,941,510)	$(40,960,821)
Net loss per basic and diluted common share:
Basic and diluted net loss per common share	$(0.24)	$(0.27)	$(0.40)	$(0.45)
Basic and diluted weighted average common shares outstanding	105,724,215	90,124,295	105,692,615	90,123,288

Interim Condensed Consolidated Balance Sheets

(In U.S. dollars)

	As at June 30, 2023 (Unaudited)	As at December 31, 2022
Assets
Cash, cash equivalents and investments	$434,796,562	$541,331,271
Other assets	62,978,210	36,991,465
Total assets	$497,774,772	$578,322,736
Liabilities and Stockholders' Equity
Liabilities	$50,322,854	$91,368,943
Stockholders' equity	447,451,918	486,953,793
Total liabilities and stockholders' equity	$497,774,772	$578,322,736